SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 16, 2005

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010

(Commission File Number)	(IRS Employer Identification No.)

5759 Fleet Street, Suite 220, Carlsbad, California	920088

(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 4      Matters Relating to Accountants and Financial Statements

Item 4.02(a)	Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review

     Phoenix Footwear Group, Inc., issued a press release today announcing that it plans to restate its consolidated balance sheets as of December 27, 2003 and January 1, 2005 to correct its accounting of purchased intangibles recorded in connection with prior acquisitions. A description of the adjustments that will result from the restatement is set forth in the press release, a copy of which is attached to this Current Report and incorporated herein by reference. The restatement will not impact the Company’s historical net sales, net income, earnings per share, net assets or stockholders’ equity.

     The Company’s determination to restate its consolidated balance sheets as of December 27, 2003 and January 1, 2005 was made by the Audit Committee of the Company’s Board of Directors on May 16, 2005 and was discussed with the Company’s new independent registered public accounting firm as of April 8, 2005, Grant Thornton LLP and former independent registered public accounting firm Deloitte & Touche LLP. As a result of the Company’s determination to restate these consolidated balance sheets as discussed above, the financial statements included in the Company’s annual report on Form 10-K and related report of independent registered public accounting firm thereon, should no longer be relied upon.

Section 9      Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits (c) Exhibits

99.1      Press Release issued May 17, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: May 17, 2005	By:	/s/ Kenneth E. Wolf

	Name: Title:	Kenneth E. Wolf Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued May 17, 2005